Exhibit 4.7

FOURTH SUPPLEMENTAL INDENTURE

This Fourth Supplemental Indenture, dated as of December 17, 2003 (this “Supplemental Indenture” or “Guarantee”), among Medical Scheduling of Missouri, LLC, a Missouri limited liability company (the “Guarantor”), MedQuest, Inc. (together with its successors and assigns, the “Company”), MQ Associates, Inc. (“Holdings”), the subsidiaries of the Company party to the Indenture (as hereinafter defined) (the “Subsidiary Guarantors”) and Wachovia Bank, National Association, as Trustee under the Indenture referred to below.

WITNESSETH:

WHEREAS, the Company, Holdings, the Subsidiary Guarantors and the Trustee have heretofore executed and delivered an Indenture, dated as of August 15, 2002 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $180,000,000 of 11 7/8% Senior Subordinated Notes due 2012 of the Company (the “Securities”)

WHEREAS, Section 3.12 of the Indenture provides that unless such Subsidiary has previously issued a Notes Guarantee which is then in full force and effect, the Company is required to cause each Subsidiary that issues a Guarantee in respect of obligations under a Credit Facility to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis with the other Guarantors, the full and prompt payment of, premium, if any, and interest on the Securities; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee and the Company are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Securityholder;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guarantor, the Company, Holdings, the other Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms.

As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Guarantee shall refer to the term “Securityholders” as defined in the Indenture and the Trustee acting on behalf or for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND; GUARANTEE

2.1                               Agreement to be Bound.

The Guarantor hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.  The Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

2.2                               Guarantee.

The Guarantor as of the Guarantor Effective Date (as hereinafter defined) hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, jointly and severally with each other Subsidiary Guarantor, to each Holder of the Securities and the Trustee, the full and punctual payment when due, whether at maturity, by acceleration, by redemption, or otherwise, of the Obligations pursuant to Article XI of the Indenture.

ARTICLE III

MISCELLANEOUS

3.1                               Notices.

All notices and other communications to the Guarantor shall be given as provided in the Indenture to the Guarantor, at its address set forth below, with a copy to the Company as provided in the Indenture for notices to the Company.

3.2                               Parties.

Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

3.3                               Governing Law.

This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

3.4                               Severability Clause.

In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

2

3.5                               Ratification of Indenture; Supplemental Indentures Part of Indenture.

Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture.

3.6                               Counterparts.

The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

3.7                               Headings.

The headings of the Articles and the sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

3.8                               Additional Definitions.

As used in this Supplemental Indenture, “Guarantor Effective Date” shall mean December 17, 2003.

[signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

MEDICAL SCHEDULING OF MISSOURI, LLC, as a Guarantor

By:	/s/ JOHN K. LUKE
Name: John K. Luke
Title: Manager

WACHOVIA BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ ERIC J. KNOLL
Name: Eric J. Knoll
Title: Assistant Vice President

MEDQUEST, INC.

By:	/s/ JOHN K. LUKE
Name: John K. Luke
Title: President

MQ ASSOCIATES, INC.

By:	/s/ JOHN K. LUKE
Name: John K. Luke
Title: President

IMAGING SERVICES OF ALABAMA, INC.	MRI & IMAGING OF WISCONSIN, INC.

ANDERSON DIAGNOSTIC IMAGING, INC.	LEXINGTON OPEN MRI, INC.

ASHEVILLE OPEN MRI, INC.	MECKLENBURG DIAGNOSTIC IMAGING, INC.

BIOIMAGING AT CHARLOTTE, INC.	MEDQUEST ASSOCIATES, INC.

BIOIMAGING AT HARDING, INC.	MISSOURI IMAGING, INC.

BIOIMAGING OF COOL SPRINGS, INC.	MOBILE OPEN MRI, INC.

CABARRUS DIAGNOSTIC IMAGING, INC.	OCCUPATIONAL SOLUTIONS, INC.

CAPE FEAR DIAGNOSTIC IMAGING, INC.	PALMETTO IMAGING, INC.

CAROLINA IMAGING, INC. OF FAYETTEVILLE	PHOENIX DIAGNOSTIC IMAGING, INC.

CHAPEL HILL DIAGNOSTIC IMAGING, INC.	PIEDMONT IMAGING, INC. (FORSYTH)

CHATTANOOGA DIAGNOSTIC IMAGING, INC.	PIEDMONT IMAGING, INC. (SPARTANBURG)

DOTHAN DIAGNOSTIC IMAGING, INC.	OPEN MRI & IMAGING OF RICHMOND, INC.

FLORIDA DIAGNOSTIC IMAGING CENTER, INC.	SOUTH CAROLINA DIAGNOSTIC IMAGING, INC.

OPEN MRI OF GEORGIA, INC.	SUN VIEW HOLDINGS, INC.

OPEN MRI & IMAGING OF GEORGIA, INC.	TEXAS IMAGING SERVICES OF EL PASO, INC.

GROVE DIAGNOSTIC IMAGING CENTER, INC.	TRIAD IMAGING, INC.

KANSAS DIAGNOSTIC IMAGING, INC.	TYSON’S CORNER DIAGNOSTIC IMAGING, INC.

NORTHEAST COLUMBIA DIAGNOSTIC IMAGING, INC.	VIRGINIA DIAGNOSTIC IMAGING, INC.

WISCONSIN DIAGNOSTIC IMAGING, INC.	CAROLINAS DIAGNOSTIC IMAGING, INC.

VIENNA DIAGNOSTIC IMAGING, INC.	ILLINOIS DIAGNOSTIC IMAGING, INC.

On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ JOHN K. LUKE	By:	/s/ JOHN K. LUKE
Name: John K. Luke			Name: John K. Luke
Title: President			Title: President

OPEN MRI & IMAGING OF ALBANY, LLC	WOODSTOCK DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF ATHENS, LLC	DIAGNOSTIC IMAGING OF HIRAM, LLC

ATHENS MRI, LLC	DIAGNOSTIC IMAGING OF MARIETTA, LLC

OPEN MRI OF ATLANTA, LLC	MONTGOMERY OPEN MRI, LLC

BUCKHEAD DIAGNOSTIC IMAGING, LLC	BIRMINGHAM DIAGNOSTIC IMAGING, LLC

OPEN MRI OF CENTRAL GEORGIA, LLC	COASTAL IMAGING, LLC

IMAGING CENTER OF CENTRAL GEORGIA, LLC	DURHAM DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF CONYERS, LLC	JACKSONVILLE DIAGNOSTIC IMAGING, LLC

CUMMING DIAGNOSTIC IMAGING, LLC	CAPE IMAGING, L.L.C.

OPEN MRI & IMAGING OF DEKALB, LLC	BRIDGETON MRI AND IMAGING CENTER, LLC

DULUTH DIAGNOSTIC IMAGING, LLC	KIRKWOOD MRI AND IMAGING CENTER, LLC

DULUTH CT CENTER, LLC	ST. PETERS MRI & IMAGING CENTER, LLC

DIAGNOSTIC IMAGING OF ATLANTA, LLC	OPEN MRI & IMAGING OF RICHMOND, LLC

OPEN MRI & IMAGING OF NORTH FULTON, LLC	RICHMOND WEST END DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF N.E. GEORGIA, LLC	CAROLINA MEDICAL IMAGING, LLC

DIAGNOSTIC IMAGING OF GEORGIA, LLC	OPEN MRI OF SIMPSONVILLE, LLC

MIDTOWN DIAGNOSTIC IMAGING, LLC	SIMPSONVILLE OPEN MRI, LLC

OPEN MRI & IMAGING OF DOUGLASVILLE, LLC	EAST COOPER DIAGNOSTIC IMAGING, LLC

HAPEVILLE DIAGNOSTIC IMAGING, LLC	FARMFIELD DIAGNOSTIC IMAGING, LLC

OPEN MRI & IMAGING OF MACON, LLC	FORT MILL DIAGNOSTIC IMAGING, LLC

OPEN MRI AND IMAGING OF SNELLVILLE, LLC	TRICOM DIAGNOSTIC IMAGING, LLC

WEST PACES DIAGNOSTIC IMAGING, LLC	WEST ASHLEY DIAGNOSTIC IMAGING, LLC

TOWN & COUNTRY OPEN MRI, LLC	CLAYTON OPEN MRI, LLC

BRUNSWICK DIAGNOSTIC IMAGING, LLC

On behalf of each of the entities listed above:		On behalf of each of the entities listed above:

By:	/s/ JOHN K. LUKE	By:	/s/ JOHN K. LUKE
	Name: John K. Luke		Name: John K. Luke
	Title: Manager		Title: Manager

OPEN MRI & IMAGING OF FLORENCE, LLC
OPEN MRI OF MYRTLE BEACH, LLC

Palmetto Imaging, Inc., as sole member of each of the entities listed above

By:	/s/ JOHN K. LUKE
	Name:	John K. Luke
	Title:	President